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Shanghai Municipal Contract of Property Lease

(Contract number: 20151205001)

Parties of this Contract:

Lessor (Party A): Xinjiang Dushanzi Tianli Technology Co., Ltd.

Lessee (Party B): Shanghai DianNiu Internet Financial Information Service Co., Ltd.

This Contract is executed by, and as agreed, negotiations between both parties in accordance with the provisions of the Contract Law of the People's Republic of China and Shanghai Municipal Ordinance on Property Lease (hereafter referred to as “Ordinance”) on the basis of being equal, voluntary, fair and honest with respect to Party B’s lease of Party A’s legally leasable property.

I. Details of Property for Lease

1.1 Party A’s property for lease to Party B is located on the entire 35th floor of the Sino Life Tower, No.707 Zhangyang Road, Pudong New District, and Shanghai (hereafter referred to as “the Property”). The construction floorage of the Property measures at 1,034.28m2, (to be specifically based on the ownership certificate); the Property is for office space, located in an office building, and the structure is steel bar reinforced concrete. Party A has displayed to Party B four certificates of real estate ownership in total including certificates HFD(P)Z (2005) No.113654, HFD(P)Z (2005) No.113655, HFD(P)Z (2005) No.113091 and HFD(P)Z (2005) No.113092.

1.2 Party A, as the owner of the Property, agrees to lease the Property to Party B. Before this Contract is executed, Party A has informed Party B that the Property had been mortgaged.

II. Purpose of Lease

2.1 Party B promises to Party A that the Property will be leased for office use in compliance with applicable national and municipal provisions on property use and property management.

2.2 Party B guarantees that within the term of the lease, without prior written consent from Party A or prior approval from the competent authority, the aforesaid agreed upon purpose of use will not be changed.

III. Delivery Date and Lease Period

3.1 Both parties agree that the Property be delivered by Party A to Party B on or before December 18, 2015; the lease term for the Property is two years, from January 18, 2016 to January 17, 2018; and that the designated rent-free period is from December 18, 2015 to January 17, 2017.

3.2 When the lease period expires, Party A shall be entitled to take back the Property while Party B shall return on time. If Party B needs to renew lease of the Property, it shall submit a written request of renewal to Party A 6 months before such expiration date and after such request is agreed by Party A, another lease contract shall be executed. If both parties fail to execute another contract within 6 months of such expiry, Party B will be deemed to have given up its renewal request and preemptive right of lease under the same conditions, in which case, it shall return the Property to Party A when the lease period expires.

IV. Rent, Payment Terms and Deadline

4.1 Both parties agree that the rent for the Property is RMB 6.0 Yuan per square meter of construction floorage per day; the monthly rent is rated at RMB 188,756.00 Yuan (hundred eighty-eight thousand seven hundred fifty-six Yuan flat) (invoice should be provided); and within the rent-free period, Party B does not have to pay rent to Party A.

4.2 The first installment of rent is payable by Party B in 3-month installments beginning on January 18, 2016 to April 17, 2016 for 566,268.00 Yuan (five hundred sixty-six thousand two hundred sixty-eight Yuan flat); from the second installment on, each rent is payable quarterly, the same rule applies; and the rent shall not be increased within the 2-year term.

4.3 The rent shall be paid by Party B in the following terms: see supplementary articles.

V. Deposit and Other Expenses

5.1 Both parties agree that Party B shall pay deposit to Party A when it delivers the Property, in the amount of two months’ rent, RMB 377,512.00 Yuan (three hundred seventy-seven thousand five hundred twelve Yuan flat); the deposit shall not be used as rent payment.

Upon receipt of deposit, Party A shall issue a voucher of payment receipt to Party B.

When the lease is terminated, the deposit received by Party A, barring any deduction of the expense contracted as borne by Party B, shall be refunded to Party B without interests.

5.2 During the term of the lease and the rent-free period, the expenses incurred from the Property such as charges for water, electricity, telecommunication, equipment or property management, parking fee, etc. shall be borne by Party B. Any other relevant expenses shall also be borne by Party B.

VI. Requirements for Use of Property and Repair Liability

6.1 During the term of the lease, upon identification of any damage to or malfunction of the Property or its accessory facilities, Party B shall timely notify Party A to repair, while Party A shall repair within 3 days from the date it is notified by Party B. If it fails to repair within such period, Party B may repair on behalf of and at the expense borne by Party A.

6.2 During the term of the lease, Party B shall reasonably use and protect the Property and its accessory facilities. When any damage or malfunction occurs to the Property or its accessory facilities due to Party B’s improper or unreasonable use, it shall be responsible for repair; if Party B refuses to repair, Party A may repair on behalf of and at the expense borne by Party B.

6.3 During the term of the lease, Party A shall guarantee that the Property and its accessory facilities are safe and can be used for office space. For inspection on and maintenance to the Property, Party A shall notify Party B 3 days in advance. During inspection and maintenance, Party B shall cooperate, and Party A shall reduce the influence on Party B’s use of the Property.

6.4 Where Party B needs to make additional renovations or facilitate additional accessory facilities and equipment, it shall obtain the prior consent in writing from Party A; where an approval by the competent authority is required, Party B shall apply with the competent authority for prior approval.

VII. Property Conditions upon Return

7.1 Unless Party A agrees Party B’s lease renewal, Party B shall return the Property within the same day when the contracted lease period expires; if return of the Property is delayed without prior consent from Party A, Party B shall pay Party A an occupancy fee for the Property twice of the current rent each day of delay.

7.2 The Property returned by Party B shall be normally usable. When returned, the Property shall be inspected by Party A as acceptable; and expenses respectively payable shall be settled mutually.

VIII. Sublease, Assignment and Exchange

8.1 Within the term of the lease, Party B shall not assign, under lease or sublease, the Property or any of its right to any third person.

8.2 Within the term of the lease, Party B shall not assign its rights or obligations under this Contract to others, nor exchange the Property with another property leased to others.

8.3 Within the term of the lease, if any change occurs to the ownership of the Property, Party A shall ensure that the transferee of the Property performs this Contract; however, Party A is not obligated to compensate Party B.

IX. Conditions for Termination of Lease

9.1 Both parties agree that within the term of the lease, this Contract is terminated on occurrence of any of the following without liabilities borne by either party to the other party.

(I) The right of use for the land occupied by the Property is legally recovered in advance;

(II) The Property is legally requisitioned for the interest of social public;

(III) The Property is legally listed as property to be demolished demanded for urban construction;

(IV) The Property is damaged, lost or assessed as being dangerous;

(V) The Property is now disposed due to its pre-lease mortgage as disclosed by Party A to Party B.

9.2 Both parties agree that on occurrence of any of the following, either party may cancel this Contract by notifying the other party in writing. The contract defaulting party shall pay the other party a default penalty in the amount of six times of the monthly rent; if a loss is incurred by the defaulting party to the other party and the paid default penalty becomes insufficient for compensation of such loss, the balance shall also be compensated if

(I) Party A fails to deliver the Property on time and further fails even within 30 days from when it is urged by Party B;

(II) The Property delivered by Party A is incompliant with this Contract and consequently fails realization of the lease purpose; or such property is defective and endangering Party A’s safety;

(III) The Property is damaged due to Party B’s change of property use without  prior consent from Party A;

(IV) The main structure of the Property is damaged due to Party B’s fault;

(V) Party B presumptuously subleases, assigns the right of lease for, or mutually exchanges the Property with the Property leased to others;

(VI) Party B delays the payment for rent by over one month cumulatively.

X. Default Liability

10.1 If the Property is defective at the time of delivery, Party A shall repair within 30 days from the day of delivery; and if it fails to repair as deadline, it agrees to reduce rent and change relevant rent articles.

10.2 During the term of the lease, if Party A fails to perform the contracted repair, maintenance liabilities, causes any damage to the Property, and causes Party B’s property loss or bodily injury, the indemnity liability shall be borne by Party A.

10.3 During the term of the lease, in the absence of any contracted circumstance, if Party A requires to cancel this Contract and take back the Property in advance, it shall notify Party B in writing by 6 months in advance; in addition to refund of the deposit for this lease paid by Party B and subtracted of the expenses payable by Party B (if any) to Party B, it shall also pay Party B an amount of three months’ rent as a default penalty. If Party A’s aforesaid prior written notice for cancellation of contract is given less than 6 months in advance, in addition to the aforesaid default penalty, Party A shall also pay Party B an amount equal to the Property rent for the period whereby such advancement is less than 6 months, as a default penalty.

10.4 If Party B decorates the Property or adds accessory facilities without  prior written consent from Party A or beyond the scope or requirement agreed by Party A in writing, Party A may require Party B to restitute the Property to original conditions and indemnify loss.

10.5 During the term of the lease, in the absence of any contracted circumstance, if Party B requires to cancel this Contract and terminate lease in advance, it shall notify Party A in writing by 6 months in advance; in addition to no refund of the deposit paid by Party B, it shall also pay Party A an amount of 3 months’ rent as a default penalty.

XI. Other Provisions

11.1 For other matters related to this Contract, the parties can enter into supplementary provisions. Supplementary provisions of and annexes to this Contract shall be integrate part of this Contract. All characters, handwritten or typed, shall have the same legal effect.

11.2 When signing this Contract, both parties are fully aware of their respective rights, obligations and responsibilities thereunder and agree to comply with provisions thereof.  If one Party breaches this Contract, the other Party are entitled to damages pursuant to this Contract.

11.3 Both parties shall resolve any disputes resulting from performance of this Contract through negotiation.  If negotiation did not resolve such dispute, both parties agree to submit the dispute to the Shanghai Arbitration Commission for arbitration.

11.4 This Contract is executed in four copies with equal legal effects and each Party shall hold two copies.

Supplementary Articles

      These supplementary articles supplement the Shanghai Municipal Contract of Property Lease executed by both parties thereof for lease of the Property to Party B (hereafter referred to as “Main Text of this Contract”) and are collectively referred to as “this Contract” with Main Text of this Contract, all schedules and appendixes. If Main Text of this Contract disagrees with these supplementary articles, schedules or appendixes, these supplementary articles and schedules shall prevail.

12.1 Article 1.1 of this Contract is supplemented as follows:

(1)

The Property leased by Party B from Party A under this Contract is located on the entire 35th floor, No.707 Zhangyang Road, Pudong New District, Shanghai (hereafter referred to as “the Building”).

Before this Contract is executed, Party A has displayed to Party B the four certificates of real estate ownership that are necessary for leasing the Property. The respectively number of these certificates is: HFD(P)Z (2005) No.113654, HFD(P)Z (2005) No.113655, HFD(P)Z (2005) No.113091, and HFD(P)Z (2005) No.113092.

12.2 Article 1.2 of this Contract is supplemented as follows:

Before this Contract is executed, Party A has fully advised Party B that the Property has been mortgaged; Party B has admitted its awareness of such fact, and expressed that it will not claim any type of indemnification by Party A or have any other right based on such fact. At any time within the term of the lease, Party A shall be entitled to mortgage the Property, if necessary, without prior consent of Party B who shall actively cooperate with Party A in undertaking corresponding formalities.

12.3 Supplementation of Property Condition under this Contract:

Party B states that it has visited the Property before this Contract is executed, is adequately acquainted with  the conditions of existing property decorations and facilities, and it agrees with the existing property delivery standard for Party A’s property delivery.

12.4 Articles 4.3 and 5.2 of this Contract are supplemented as follows:

(1) Within the term of the lease and the rent-free period, Party B shall pay Party A or the property management company the rent for the Property, the property management fee, electricity bill, parking fee and other relevant expenses on time and in full. Party B agrees that within the term of the lease and the rent-free period, if Party A or the property management company uniformly increases the property management fee or other expenses for all properties in the Building and notify Party B one month in advance, such increase shall be payable by Party B upon expiry of such one month notice period.

(2) If Party B delays the payment for any amount under this Contract to Party A, including but not limited to rent, property management fee, electricity bill and other expenses; per each day of delay, it shall pay Party A a default penalty at 50% of the accumulated overdue amount. If the payment for rent is delayed by over 10 days, Party A shall be entitled to cancel this Contract.

12.5 Articles 6.1 and 6.3 of this Contract are supplemented as follows:

(1) Party A’s liability for repairing the Property is limited within the structure of the Property, but such liability excludes any damage due to Party B’s fault.

(2) When Party A repairs, it shall notify Party B in writing by a reasonable period in advance, while Party B shall actively cooperate. Any consequence incurred from Party B’s hindrance of Party A’s repair shall be borne by Party B.

(3) In the event of an emergency (including but not limited to fire, flood, robbery, causality, etc.), Party A or its authorized representative may enter the Property without prior notice. If such emergency is not caused by Party A, it shall not be liable to compensate the damage caused by such entry for the purpose to eliminate dangers and within the reasonable scope, provided that Party A shall explain in writing to Party B in detail after the event.

12.6 Article 6.4 of this Contract is supplemented as follows:

(1) As approved by the competent government authority and consented in writing by Party A or property management company, Party B may decorate or add or reconstruct the Property and/or the facilities, equipment provided by Party A.

With prior written consent from Party A and filing required, Party B may engage a qualified construction contractor to be responsible for decoration, addition or reconstruction engineering. Party B and the construction contractor engaged shall abide by the applicable provisions, standards and related amendments from time to time promulgated by Party A and the property management company. Party B agrees that, during the decoration, addition or reconstruction engineering, all of the liabilities caused by either Party B or such construction contractor shall be borne by Party B.

(2) All expenses incurred from clause (1), including but not limited to decoration, addition or reconstruction expenses, equipment and material expenses, the taxes and government fees incurred accordingly shall be borne by Party B. Party B shall be responsible for repairing and maintaining the facilities, equipment decorated, added or reconstructed as stipulated under clause (1), while such responsibility does not rest on Party A.

12.7 Both parties agree specifically on the insurance for the Property within the term of the lease as follows: Party B shall not act in any way nullifying the insurance for the Building or any part thereof against fire or others; and Party B shall not act or allow others to act in any way that may increase the premium for such insurance. If such premium is increased due to Party B’s fault, Party A shall be entitled to recover the insurance premiums increased accordingly from Party B without prejudicing its own entitlement to a right or remedy.

 If the water or power supply to or the air-conditioning service for the Property is stopped at any time due to any reason not attributable to Party A or any public facility in the Building is stopped of operation, Party A does not have to bear the corresponding indemnity liability to Party B or reduce or exempt Party B’s rent, property management fee or other expenses.

12.8

Both parties agree that:

(1)  Party A is not responsible for security, nor the custody of belongings in the Property;

(2) The provision of security enforcement personnel, management personnel, mechanical or electronic theft proof system of any nature by Party A to the Building or the Property does not obligate Party A to be responsible for security, custody of the Property or belongings therein. Party B shall be solely responsible at any time for the Property or belongings therein; and

(3) Party B shall not reduce or stop the payment for rent or other expenses contracted as payable on account of any issue relevant to security enforcement.

12.9 Rights and Obligations of Party A

(1) Party A’s request or receipt of a default penalty from Party B as contracted does not prejudice or affect Party A’s exercise of any other right or remedy vested under this Contract, including but not limited to the right of taking the Property back.

(2) Party A’s acceptance of Party B’s rent, property management fee and other expenses shall not be deemed as Party A’s waiver of its right to prosecute Party B of the liabilities borne by it due to its default of any provision under this Contract.

(3) Party A’s forbearance for one or several times of Party B’s any default under this Contract does not constitute as a basis for Party A to waive prosecution of Party B’s any continuous, future defaults or impair or affect in any way Party A’s right or remedy to prosecute Party B’s any continuous, future defaults, unless Party A clearly expresses in writing its waiver of prosecuting Party B.

(4) Upon a reasonable prior notice, Party A shall be entitled to bring any future lessee of the Property or relevant personnel to visit the Property at any time reasonable within three months before the lease period is ended or terminated.

(5) Within the term of the lease, Party A shall keep the public areas and facilities in the Building (including roof, main structure, wall, main water pipeline tunnel, main cable, wiring, elevator, escalator, fireproof, security enforcement equipment, air-conditioning equipment) in good use.

12.10 Rights and Obligations of Party B

(1) Party B shall strictly follow all of the regulations and management rules for the Building.

(2) Within the term of the lease, Party B shall not authorize others to use of occupy the Property or any part therein.

(3) Party B shall cause its employee, contractor, agent (hereafter referred to as “such Personnel”) to abide by and perform all of the articles under this Contract to be abided or performed by Party B. If any loss is incurred by Party A or any third person from any default by such Personnel of this Contract, Party B shall be indemnify.

(4) Before engagement or operation of its business in the Property, Party B shall obtain all licenses, approvals or permits (if required) necessary for opening and operating business from the competent government authorities. Party B shall ensure that such licenses, approvals or permits are fully effective within the term of the lease and compliant with the requirements for such licenses, approvals or permits in every aspect. Furthermore, Party B shall ensure that the business operation activity in the Property is free of violation of applicable laws and regulations; otherwise, all of the liabilities and consequences incurred from its unlawful business operations shall be solely borne by it.

(5) Within the term of the lease, Party B shall not offset or refuse, due to any reason, the payment for the rent, property management fee or other expenses under this Contract payable by it to Party A.

(6) With prior approval from Party A or the property management company, Party B shall be entitled to display its name at the direction signage (if any) in the Building by the fonts and in the way uniformed by Party A. Such fonts will be uniformed through negotiations; Party A has the full right to arrange manufacture and placement at relevant expense borne by Party B.

(7) Party B shall be entitled to arrange at its own cost in the format approved by Party A or the property management company at the entrance to the Property or on the door; any signage not approved by Party A or the property management company shall not be arranged.

(8) Party B shall not peddle or solicit in any way at any place outside the Property but in the Building.

(9) If goods need to be loaded or unloaded, Party B shall use the goods’ loading or unloading area, entrance or exit and goods’ elevator designated by Party A or the property management company, and such goods shall be loaded or unloaded only within the hours specified by Party A and the property management company. In no event shall Party B move goods with a passenger elevator or escalator.

12.11 The execution, effectiveness, interpretation, performance of and the resolution of disputes over this Contract shall be governed by the laws of the People's Republic of China.

12.12 The content listed in a schedule of or appendix to this Contract is intended by both parties to supplement and revise the content of relevant articles of this Contract; if any other article of this Contract is inconsistent with relevant contents of schedule or appendix, the provisions of such schedule or appendix shall prevail.

12.13 Article 11.4 of this Contract is supplemented as follows:

This Contract, including supplementary articles, all appendixes and schedules, are made in four copies, two of which shall be kept respectively by each party with equal legal effects.

Schedule 1

Part I.

Delivery day: December 18, 2015

Rent Due Date: January 17, 2016

Lease Term: from January 18, 2016 to January 17, 2018

Rent-Free Period: from December 18, 2015 to January 17, 2016

Part II.

Leased floorage: The construction floorage of the Property measures about 1,034.28m2.

Schedule 2

Part I.

Rent: within the term of the lease, Party B shall pay Party A the rent for the Property in every three months as an installment; the rent for the first installment shall be paid together with the deposit for lease to Party A within 7 working days from the execution date of this Contract. Thereafter, the rent for each installment shall be paid  at least 10 days before each payment period begins.

The rent for the Property is RMB 6.0 Yuan per square meter of construction floorage per day.  The monthly rent is RMB 188,756.00 Yuan (or one hundred eighty-eight thousand seven hundred fifty-six Yuan flat).

The rent for the first installment is payable quarterly from January 18, 2016 to April 17, 2016 at 566,268.00 Yuan (in words: five hundred sixty-six thousand two hundred sixty-eight Yuan flat).

For all subsequent payments, rent is payable for every 3 months and the same rule applies. The rent shall not be increased for two years.

Part II.

Property management fee: the current property management fee for the Property is rated at monthly RMB 25.0 Yuan per square meter of construction floorage and totaled at monthly RMB 25,857.00 Yuan (or twenty-five thousand eight hundred fifty-seven Yuan flat).

Part III.

Deposit for lease: the Property rent for two months (RMB 377,512.00 Yuan or  three hundred seventy-seven thousand five hundred twelve Yuan flat).

Part IV.

Payment terms: All amounts payable by Party B to Party A under this Contract shall be paid in RMB to Party A’s bank account as follows, or in any other way separately notified by Party A in writing. Any bank fee incurred by Party B shall be borne by Party B.

Account name: Xinjiang Dushanzi Tianli Technology Co., Ltd.

Account bank: Dushanzi Subbranch of Xinjiang Kelamayi Oil Branch of Industrial and Commercial Bank of China

Account number at account bank:

Bank number of account bank:

Schedule 3

Detailed Information of Both Parties

Party A: Xinjiang Dushanzi Tianli High/new-tech Joint Stock Co., Ltd.

Registered address: No.2 East Daqing Road, Dushanzi District, Xinjiang

Mailing address: No.2 East Daqing Road, Dushanzi District, Xinjiang

Legal representative: Chen Junhao

Tel.: 0992-3658058

Fax: 0992-3659999

Party B: Shanghai DianNiu Internet Finance Information Service Co., Ltd.

Registered address: Rooms 102-34, Floor 1, Building 1, No.38 Debao Road, Shanghai Free Trade Zone

Mailing address: No.1980 Luoxiu Road, Minhang District, Shanghai

Legal representative: Zeng Erxin

Tel.: 15988179261

Fax:

Lessor (Party A): Xinjiang Dushanzi Tianli Technology Co., Ltd. Nationality: Chinese Legal representative: Chen Junhao Registration certification /number of identity card: (Seal)	Lessee (Party B): Shanghai DianNiu Internet Finance Information Service Co., Ltd. Nationality: Chinese Legal representative: Zeng Erxin Registration certification /number of identity card: (Seal)
Address: No.2 East Daqing Road, Dushanzi District, Xinjiang Postcode: 833699 Tel.: 0992-3658058 Signed on: December 11, 2015 Signed in: Shanghai	Address: No.1980 Luoxiu Road, Minhang District, Shanghai Postcode: 201100 Tel.: 15988179261 Signed on: December 11, 2015 Signed in: Shanghai

  Name of brokerage provider: Shanghai Shengbang House Property Brokerage Co., Ltd.

  Name of broker: Yuan Zhigang